CONTACTS: Media Inquiries
Lin Cummins
 (248) 435-7112
 linda.cummins@arvinmeritor.com

Investor Inquiries
Terry Huch
(248) 435-9426
terry.huch@arvinmeritor.com

ArvinMeritor Reports Fiscal Year 2007 and
Fourth-Quarter Results

TROY, Mich. (Nov. 14, 2007)  — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its full fiscal year and fourth quarter ended Sept. 30, 2007.

Fiscal Year 2007 Highlights

•	Sales from continuing operations for fiscal year 2007 were $6.4 billion, up $34 million, compared to fiscal year 2006.

•	On a GAAP basis, net loss from continuing operations was $30 million, or $0.43 per diluted share.

•	Earnings per share from continuing operations for fiscal 2007, before special items, were $0.53 per diluted share.

•	Net debt was reduced by $146 million during the fiscal year despite negative free cash flow of $113 million.

Fourth-Quarter Highlights

•	Fourth-quarter sales were $1.6 billion, flat from the same period last year.

•	On a GAAP basis, net loss from continuing operations was $23 million, or $0.32 per diluted share.

•	Fourth-quarter loss from continuing operations, before special items, was $4 million, or $0.06 per diluted share.

•	Free cash flow of $178 million, and a $215 million reduction in net debt, for the fourth quarter of fiscal year 2007.

        “Despite the solid progress we are making in implementing our strategic initiatives, our results this quarter were negatively impacted by weaker than anticipated North American truck production and the continuing capacity challenges in our European truck operations,” said Chairman, CEO and President Chip McClure. “Going forward, we believe European capacity issues will be less severe due to actions we are taking to implement lean manufacturing improvements and bring new suppliers into the pipeline.

        “Following this period of extended softness in the North American truck market, we expect to see a rebound as the industry gradually returns in 2008. In Europe, we look forward to continued strong sales volumes, and in Asia and South America, we expect volumes to grow significantly.”

Fourth-Quarter Results 2007

        For the fourth quarter of fiscal year 2007, ArvinMeritor posted sales of $1.6 billion, flat over the same period last year. Sales reflect the continued downturn in Class 8 North American truck sales offset by stronger volumes in other regions.

        Operating income in the fourth quarter of 2007, before special items, was $8 million, compared to operating income, before special items, of $56 million in the prior year’s fourth quarter.

        Loss from continuing operations during the fourth quarter of fiscal year 2007, before special items, was $4 million, or $0.06 per diluted share, compared to income from continuing operations, before special items, of $29 million, or $0.41 per diluted share, a year ago. Fourth-quarter results reflect reduced North American volumes and significant premium costs associated with record European volumes.

        Special items included costs associated with supplier reorganizations, restructuring expenses and certain non-recurring tax charges. Combined, these items accounted for approximately $0.26 per share of additional expense in the fourth quarter.

        For the fourth quarter of 2007, ArvinMeritor reported positive free cash flow of $178 million.

Fourth-Quarter Accomplishments

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Accomplishments in the fourth fiscal quarter of 2007 include:

•	Sourced as the supplier on the majority of the Mine Resistant Ambush Protected (MRAP) vehicles awarded thus far, with additional potential upside as new awards are announced.

•	Entered into arrangement with Chery Motors in China that the company expects will ramp up to anticipated sales of $150 million annually by 2010.

•	Announced closure of four additional manufacturing facilities in North America, as part of previously announced restructuring actions.

•	Awarded new business to supply more than four million window regulator motors annually to Hyundai Motor Company worldwide.

Outlook for 2008

        The company’s fiscal year 2008 forecast for light vehicle sales is 16 million vehicles in North America and 17 million vehicles in Western Europe. The company’s light vehicle outlook is now based on expected sales volume, rather than production forecasts, as in the past.

        ArvinMeritor’s forecast for North American Class 8 truck production is in the range of 210,000 to 230,000 units in fiscal year 2008. The forecast for heavy and medium truck volumes in Western Europe is in the range of 530,000 to 540,000 units.

        ArvinMeritor’s 2008 sales are expected to be in the range of $6.8 billion to $7.0 billion, and full-year diluted earnings per share are expected to be in the range of $1.40 to $1.60. This guidance excludes gains or losses on divestitures, restructuring costs, and other special items, including any extended customer shutdowns or production interruptions.

        “We are encouraged by our prospects for 2008,” said McClure. “We anticipate that our Performance Plus initiatives, combined with the aggressive internal programs we have implemented to drive cost reductions, will help to mitigate the soft market conditions in the first half of fiscal year 2008. We are on track to generate $75 million in cost savings in 2008 and $150 million in annual cost savings by 2009.”

About ArvinMeritor

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        ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. Headquartered in Troy, Mich., ArvinMeritor employs approximately 18,000 people in 23 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

                This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

                All earnings per share amounts are on a diluted basis. The company’s fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company’s fiscal year and fiscal quarters, unless otherwise stated.

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Non-GAAP Measures

          In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income or loss from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and operating income or loss plus or minus special items. Other non-GAAP financial measures include “EBITDA,” “net debt” and “free cash flow.” EBITDA is defined as income or loss from continuing operations before interest, income taxes, depreciation and amortization and loss on sale of receivables. We use EBITDA as the primary basis to evaluate the performance of each of our reportable segments. Net debt is defined as total debt less the fair value adjustment of notes due to interest rate swaps, less cash. Free cash flow represents net cash provided by operating activities, less capital expenditures.

                Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company’s financial position and results of operations. In particular, management believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and the investment community to analyze operating performance and entity valuation; net debt is an important indicator of the company’s overall leverage; and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Neither net debt nor free cash flow should be considered substitutes for debt, cash provided by operating activities, or other balance sheet or cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not
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reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

          Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Fourth-Quarter Results Conference Call

          The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2007 fourth-quarter and full year financial results on November 14, 2007, at 9 a.m. (ET). To participate, call (866) 223-0615 ten minutes prior to the start of the call. Please reference participant passcode 20982262 when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

          A replay of the call will be available from 11 a.m. November 14, to 11:59 p.m. Nov. 16, 2007, by calling (866) 247-4222 (within the United States) or 44 (0) 1452 55 00 00 for international calls. Please refer to replay access number 20982262.

          To access the Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

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ARVINMERITOR, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Quarter Ended September 30,		Twelve Months Ended September 30,

	2007	2006	2007	2006

Sales	$1,592	$1,587	$6,449	$6,415
Cost of sales	(1,483)	(1,468)	(5,957)	(5,910)

GROSS MARGIN	109	119	492	505
Selling, general, and administrative	(114)	(74)	(379)	(336)
Restructuring costs	(10)	(8)	(71)	(18)
Other income (expense)	(1)	(3)	11	20

OPERATING INCOME (LOSS)	(16)	34	53	171
Equity in earnings of affiliates	10	9	34	32
Interest expense, net and other	(22)	(28)	(110)	(131)

INCOME (LOSS) BEFORE INCOME TAXES	(28)	15	(23)	72
Income tax benefit	10	38	8	54
Minority interests	(5)	(3)	(15)	(14)

Income (loss) from continuing operations	(23)	50	(30)	112
Loss from discontinued operations	(39)	(324)	(189)	(287)

NET LOSS	$(62)	$(274)	$(219)	$(175)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.32)	$0.71	$(0.43)	$1.60
Discontinued operations	(0.54)	(4.60)	(2.68)	(4.09)

Diluted loss per share	$(0.86)	$(3.89)	$(3.11)	$(2.49)

Diluted shares outstanding	71.7	70.4	70.5	70.2

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ARVINMERITOR, INC.
CONSOLIDATED BUSINESS SEGMENT INFORMATION
(Unaudited, In millions)

	Quarter Ended September 30,		Twelve Months Ended September 30,

	2007	2006	2007	2006

Sales:
Commercial Vehicle Systems	$1,035	$1,082	$4,205	$4,179
Light Vehicle Systems	557	505	2,244	2,236

Total Sales	$1,592	$1,587	$6,449	$6,415

Segment EBITDA:
Commercial Vehicle Systems	$35	$74	$221	$293
Light Vehicle Systems	2	12	36	58

Total Segment EBITDA	37	86	257	351
Unallocated Costs	(3)	(4)	(11)	(8)
ET Corporate Allocations	(9)	(8)	(36)	(29)

Total EBITDA	25	74	210	314
Loss on Sale of Receivables	(3)	(1)	(9)	(1)
Depreciation and Amortization	(33)	(33)	(129)	(124)
Interest Expense, Net	(22)	(28)	(110)	(131)
Income Tax Benefit	10	38	8	54

Income (Loss) From Continuing Operations	$(23)	$50	$(30)	$112

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ARVINMERITOR, INC.
SUMMARY CONSOLIDATED BALANCE SHEET
(In millions)

	September 30, 2007	September 30, 2006

	(Unaudited)
ASSETS

Cash and cash equivalents	$409	$350
Receivables, net	1,223	1,098
Inventories	541	488
Other current assets	216	248
Assets of discontinued operations	—	1,206
Net property	738	719
Goodwill	520	503
Other assets	1,142	896

TOTAL ASSETS	$4,789	$5,508

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term debt	$18	$56
Accounts payable	1,342	1,106
Other current liabilities	719	706
Liabilities of discontinued operations	—	712
Long-term debt	1,130	1,174
Retirement benefits	763	487
Other liabilities	209	259
Minority interests	65	64
Shareowners’ equity	543	944

TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$4,789	$5,508

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ARVINMERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Twelve Months Ended September 30,
	2007	2006

	(Unaudited)

CASH PROVIDED BY OPERATING ACTIVITIES	$36	$440

INVESTING ACTIVITIES
Capital expenditures	(120)	(107)
Proceeds from dispositions of property and businesses	12	54
Other investing activities	5	(16)
Net investing cash flows provided by discontinued operations	199	179

CASH PROVIDED BY INVESTING ACTIVITIES	96	110

FINANCING ACTIVITIES
Change in U.S. accounts receivable securitization program	(40)	(72)
Proceeds from issuance of convertible notes and term loan	200	470
Repayment of notes and term loan	(249)	(672)
Borrowings (payments) on lines of credit and other, net	3	(57)

Net change in debt	(86)	(331)
Debt issuance and extinguishment costs	(10)	(28)
Proceeds from exercise of stock options	28	1
Cash dividends	(29)	(28)
Other financing activities	(1)	—
Net financing cash flows used for discontinued operations	—	(5)

CASH USED FOR FINANCING ACTIVITIES	(98)	(391)

IMPACT OF CURRENCY ON CASH AND CASH EQUIVALENTS	25	4

CHANGE IN CASH AND CASH EQUIVALENTS	59	163
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	350	187

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$409	$350

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ARVINMERITOR, INC.
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions, except for per share amounts)

	Q4 FY 07 Reported	Restructuring	Other (1)	Income Taxes	Q4 FY 07 Before Special Items

Sales	$1,592	$—	$—	$—	$1,592

Gross Margin	109	—	9	—	118

Operating Income	(16)	10	14	—	8

Income from Continuing Operations	(23)	6	9	4	(4)

Diluted Earnings Per Share - Continuing Operations	$(0.32)	$0.08	$0.12	$0.06	$(0.06)

Segment EBITDA
Commercial Vehicle Systems	$35	$1	$9	$—	$45
Light Vehicle Systems	2	8	3	—	13

Total Segment EBITDA	$37	$9	$12	$—	$58

Segment EBITDA Margins
Commercial Vehicle Systems	3.4%				4.3%
Light Vehicle Systems	0.4%				2.3%
Total Segment EBITDA Margins	2.3%				3.6%

(1)	Other includes costs associated with product disruptions, supplier reorganizations, environmental remediation and other.
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ARVINMERITOR, INC.
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions, except for per share amounts)

	Twelve Months Ended 9/30/07	Ride Control Fair Value Adjustment	Restructuring	Other (1)	Debt Extinguishment	Income Taxes	Before Special Items 9/30/07

Sales	$6,449	$—	$—	$—	$—	$—	$6,449

Gross Margin	492	—	—	7	—	—	499

Operating Income	53	(10)	71	12	—	—	126

Income from Continuing Operations	(30)	(6)	44	8	4	18	38

Diluted Earnings Per Share - Continuing Operations	$(0.43)	$(0.08)	$0.62	$0.11	$0.05	$0.26	$0.53

Segment EBITDA
Commercial Vehicle Systems	$221	$—	$11	$—	$—	$—	$232
Light Vehicle Systems	36	(12)	54	12	—	—	90

Total Segment EBITDA	$257	$(12)	$65	$12	$—	$—	$322

Segment EBITDA Margins
Commercial Vehicle Systems	5.3%						5.5%
Light Vehicle Systems	1.6%						4.0%
Total Segment EBITDA Margins	4.0%						5.0%

(1)	Other includes costs associated with product disruptions, supplier reorganizations, environmental remediation and other.
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ARVINMERITOR, INC.
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions, except for per share amounts)

	Q4 FY 06 Reported	Retiree Medical	Restructuring	Environmental, Severance and Other	Income Taxes	Q4 FY 06 Before Special Items

Sales	$1,587	$—	$—	$—	$—	$1,587

Gross Margin	119	5	—	3	—	127

Operating Income	34	5	8	9	—	56

Income from Continuing Operations	50	3	5	6	(35)	29

Diluted Earnings Per Share - Continuing Operations	$0.71	$0.04	$0.07	$0.09	$(0.50)	$0.41

Segment EBITDA
Commercial Vehicle Systems	$74	$5	$3	$2	$—	$84
Light Vehicle Systems	12	—	5	3	$—	20

Total Segment EBITDA	$86	$5	$8	$5	$—	$104

Segment EBITDA Margins
Commercial Vehicle Systems	6.8%					7.8%
Light Vehicle Systems	2.4%					4.0%
Total Segment EBITDA Margins	5.4%					6.6%

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ARVINMERITOR, INC.
EBITDA BEFORE SPECIAL ITEMS RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Quarter Ended September 30,		Twelve Months Ended September 30,

	2007	2006	2007	2006

Total EBITDA - Before Special Items	$49	$96	$281	$366
Restructuring Costs	(10)	(8)	(71)	(18)
Reversal of Impairment Reserves	—	—	12	—
Gain on Divestitures	—	—	—	28
Retiree Medical	—	(5)	—	(5)
Other (1)	(14)	(9)	(12)	(57)
Loss on Sale of Receivables	(3)	(1)	(9)	(1)
Depreciation and Amortization	(33)	(33)	(129)	(124)
Interest Expense, Net and other	(22)	(28)	(110)	(131)
Income Tax Benefit	10	38	8	54

Income (Loss) From Continuing Operations	$(23)	$50	$(30)	$112

(1)	Other includes costs associated with product disruptions, supplier reorganizations, environmental remediation, severance and other.
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ARVINMERITOR, INC.
FREE CASH FLOW - RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended September 30,		Twelve Months Ended September 30,

	2007	2006	2007	2006

Cash provided by operating activities	$226	$128	$36	$440

Less: Capital expenditures (1)	(48)	(46)	(149)	(156)

Free cash flow	$178	$82	$(113)	$284

(1)	Includes capital expenditures of discontinued operations.
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ARVINMERITOR, INC.
NET DEBT COMPOSITION
Non-GAAP
(Unaudited, in millions)

	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Total Debt	$1,148	$1,226	$1,237	$1,311	$1,230

Less: Cash	(409)	(284)	(222)	(369)	(350)

Less: Fair value adjustment of notes	(13)	(1)	(8)	(8)	(8)

Net Debt	$726	$941	$1,007	$934	$872

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